UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-2111

LEXARIA CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02        Unregistered Sales of Equity Securities

On November 2, 2016, Lexaria announced that it has received payment from one person of US$12,500 to exercise 55,000 stock options at a price of US$0.2273 each. Lexaria has received payment from one person of US $37,504.50 to exercise 165,000 warrants at a price of US$0.2273 each, and the warrant holder is receiving 165,000 replacement warrants with an exercise price of US$0.2273 each and expiring May 14, 2017, under the recently announced early warrant exercise incentive program.

Lexaria has issued 500,000 warrants to consultant Adam Mogil, each warrant valid to purchase one new common share at a price of US$0.31 with an expiration date of May 31, 2017.

The securities issued will be subject to a hold period for any resales into the USA under Rule 144, of six months and one day. The warrant issuance is subject to normal regulatory approvals.

No commissions or placement fees will be paid in the event that any or all of the warrants are exercised. Use of proceeds from any warrants that are exercised will be general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01        Regulation FD Disclosure

A copy of the news release dated November 2, 2016 announcing the option and warrant exercise and issuance is attached as Exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated November 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: November 3, 2016